Exhibit 5.1

Israel Shimonov
Oren Elkabetz
Jonathan Robinson
Nir Cohen Sasson
Dudi Berland
Igor Katz
Noa Shefer
Liron Azriel
Corinne Bitton
Shiran manor
Ran Felder
Barak Baruch
Hila Hefetz
Eyal Natanian
Michal Ben Haim
Ofer Karin
Michael Misul
Gideon King
Maayan Blumenfeld
Telephone Fax e-mail	+(972) 3 611 1000 +(972) 3 613 3355 mail@is-adv.com	טלפון פקס דואל
ישראל שמעונוב
אורן אלקבץ
יונתן רובינזון
ניר כהן ששון
דודי ברלנד
איגור כץ
נעה שפר
לירון עזריאל
קורין ביטון
שירן מנור
רן פלדר
ברק ברוך
הילה חפץ
איל נתניאן
מיכל בן חיים
עופר קרין
מיכאל מיסול
גדעון קינג
מעיין בלומנפלד

Rogovin Tidhar Tower, 23rd floor 11 Menachem Begin Rd. Ramat Gan 52681	מגדל רוגובין תדהר, קומה 23 דרך מנחם בגין 11 רמת גן 52681

Ramat-Gan, Israel, September 18, 2014

To:
G. Willi-food International Ltd.
4 Nahal Harif, Yavne
Israel

G. Willi-Food International Ltd.

In our capacity as counsel to G. Willi-Food International Ltd., a company organized under the laws of the State of Israel (the "Company"), we have examined copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) the G. Willi – Food International Ltd. 2013 Share Option Plan (the "Plan"), (iii) the Equity Compensation Grants to the Company's chairman of the Board of Directors, Mr. Zwi Williger, and to the Company's President, Mr. Joseph Williger (together, the "Compensation Grants"); and (iv) resolutions of the Company's Board of Directors, the Company's compensation committee and the Company's Shareholders meeting.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that (i) 100,000 of the Company's ordinary shares, par value NIS 0.1 per share, that may from time to time after the date hereof be issued by the Company under the Plan, and (ii) the 400,000 of the Company's ordinary shares, par value NIS 0.1 per share, that may from time to time after the date hereof be issued by the Company under the Compensation Grants, are validly issued under Israeli law.

We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 being filed with the United States Securities and Exchange Commission under the Securities Act of 1933, regarding the registration of the above Company's ordinary shares.

Sincerely yours,

/s/ Shiran Manor, Advocate
Shimonov & Co. - Advocates